Exhibit 10.3

Execution Version

ASSUMPTION AGREEMENT (Reg. No. N[    ])

THIS ASSUMPTION AGREEMENT (Reg. No. N[    ]) (this “Agreement”), dated as of December 30, 2015, is made by AMERICAN AIRLINES, INC., a Delaware corporation (“American”), for the benefit of Wilmington Trust Company, as indenture trustee (together with its successors and permitted assigns, the “Indenture Trustee”), in connection with the merger of US Airways, Inc., a Delaware corporation (“US Airways”), with and into American, with American being the surviving entity (the “Internal Restructuring”).

WHEREAS, US Airways and the Indenture Trustee are parties to (i) that certain Participation Agreement (MSN [    ]), dated as of [                    ], between the Indenture Trustee, Wilmington Trust Company, as subordination agent and pass through trustee, and US Airways, as owner (the “Owner”) (as amended, supplemented or otherwise modified from time to time, the “Participation Agreement”) and (ii) that certain Trust Indenture and Security Agreement (MSN [    ]), dated as of [                    ], between the Owner and the Indenture Trustee (as amended, supplemented or otherwise modified from time to time, the “Indenture”); and

WHEREAS, as of December 30, 2015 (the “Effective Date”), US Airways and American consummated the Internal Restructuring and American wishes to enter into this Agreement to evidence American’s assumption of the obligations of US Airways under the Indenture and the other Operative Agreements.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Defined Terms. Capitalized terms used but not defined herein or in the Schedule attached hereto shall have the respective meanings given them in Annex A to the Indenture.

Section 2. Assumption. Pursuant to Section 4.07 of the Indenture, American hereby (a) agrees for the benefit of the Indenture Trustee that, as of the Effective Date, American assumes and undertakes the due and punctual performance and observance of all of the liabilities and obligations of Owner, whenever accrued, pursuant to the Participation Agreement, the Indenture and each of the other Operative Agreements, including the due and punctual performance and observance of each covenant and condition therein required to be performed or observed by the Owner thereunder and (b) confirms that American (i) shall be deemed the party named as “Owner” for all purposes of each of the Operative Agreements and (ii) shall be bound by, and shall perform and observe, all of the terms of each of the Operative Agreements as if therein named the Owner.

Section 3. Agreement and Consent to File. American agrees that it shall make, or shall cause its representatives or agents on its behalf to make, all filings and recordings (i) with the FAA pursuant to the Act as are necessary to evidence the Internal Restructuring and (ii) all UCC financing statements in the applicable filing office or offices in accordance with the Uniform Commercial Code as in effect in any applicable jurisdiction in order to ensure that all previously filed financing statements respecting the Indenture Estate continues to be effective or that the Indenture Trustee continues to have a first priority security interest in the Indenture Estate, subject to Permitted Liens and the Indenture Trustee hereby consents to such filings and recordings.

Section 4. Representations and Warranties. American hereby represents and warrants that as of the date of this Agreement:

(a)	American is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a U.S. Air Carrier, is a Citizen of the United States (as defined in Title 49 of the United States Code) and has the corporate power and authority to own and hold its properties and to enter into and perform its obligations under this Agreement and the Operative Agreements to which Owner is a party;

(b)	the execution and delivery of this Agreement and the performance by American of this Agreement and each of the Operative Agreements to which Owner is a party (i) are within American’s corporate power and have been duly authorized by all necessary corporate action on the part of American; and (ii) do not require any stockholder approval, except such as has been duly obtained, and do not and will not violate the certificate of incorporation or bylaws of American or any current law, governmental rule, regulation, judgment or order binding on American or violate or result in a breach of, or constitute a default under, or result in the creation of any security interest upon the property of American under, any material indenture, mortgage, contract or other agreement (other than the Operative Agreements) to which American is a party or by which American or its properties is or are bound or affected;

(c)	this Agreement has been duly executed and delivered by American, and this Agreement and the Operative Agreements to which American is a party constitute the legal, valid and binding obligations of American enforceable against American in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and general principles of equity and

(d)	immediately after giving effect to the Internal Restructuring, no Event of Default shall have occurred and be continuing.

Section 5. Notices. American’s address for notices given to the Owner under the Operative Agreements is:

Address:	American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
United States of America

Tel:	+1 817 963-1234
Fax:	+1 817 967-4318
Attention:	Treasurer

Section 6. Miscellaneous.

(a)	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(b)	No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.

(c)	THIS AGREEMENT AND ANY CLAIM RELATED HERETO, WHETHER IN TORT OR IN CONTRACT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

(d)	In relation to any legal action or proceeding arising out of or in connection with this Agreement or any Operative Agreement, the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby, American and each of the parties, to the maximum extent permitted by applicable law, (i) irrevocably submits itself to the non-exclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, each sitting in the Borough of Manhattan, and other courts with jurisdiction to hear appeals from such courts and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or any Operative Agreement or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

(e)	This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, American has caused this Assumption Agreement (Reg. No. N[    ]) to be duly executed by its duly authorized representative as of the day and year first above written.

AMERICAN AIRLINES, INC.

By:
Name:	Thomas T. Weir
Title:	Vice President and Treasurer

Accepted and acknowledged:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

Signature Page to Assumption Agreement (N[    ])